EXHIBIT 4.3

                                 NETEGRITY, INC.
                         1994 NON-EMPLOYEE DIRECTOR PLAN
         1. Purpose. This stock option plan, to be known as the 1994 Non-Employee Director Plan (hereinafter, the "Plan"), is intended to promote the interests of Netegrity, Inc., a Delaware corporation (hereinafter, the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

         2. Rights to be Granted. Under the Plan, non-qualified stock options are granted that give an Optionee the right for a specified period of time to purchase a pre-determined number of shares of Common Stock, par value $.01 per share, of the Company. The option price is determined automatically at the time of the grant in each instance in accordance with the terms of this Plan.

         3. Available Shares. The total number of shares of Common Stock of the Company for which options may be granted under the Plan shall not exceed One Hundred Five Thousand (105,000) shares, subject to adjustment in accordance with
Section 13 hereof. Shares of Common Stock subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefor shall revert to the option pool and continue to be available for grant under the Plan.

         4. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

         5. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the Optionee to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the officer executing it.

         6. Eligibility and Limitations. Options may be granted pursuant to the Plan only to non-employee members of the Board of Directors of the Company who are not officers of the Company and who must hold the options (and the shares of Common Stock issuable upon exercise thereof) individually in their own names.

         In the event any non-employee director also becomes an officer or employee of the Company, then all future installments of any option previously granted shall not be exercisable from and after the date such person becomes an employee or officer of the Company. The Optionee shall nevertheless be entitled to exercise any installment of any option which was exercisable prior to the person becoming an officer or employee of the Company.

         7. Option Price. The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 hereof. For purposes of the Plan, the fair market value of a share of Common Stock on any day shall be (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List, or (iv) if the Common Stock is not then traded or listed for quotation on any exchange, the fair market value of the Common Stock shall be determined as of the most recent sale price for the Common Stock or the grant of any option therefor under any other stock option plan of the Company.

         8. Automatic Grant of Options. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company serving on the Board of Directors on June 1, 1994, shall be automatically granted, without further action by the Board or Committee, an option to purchase Seventeen Thousand Five Hundred (17,500) shares of the Company's Common Stock. Each person who is neither an employee nor an officer of the Company who is first elected to the Board of Directors after the date of approval of the Plan by the Board of Directors shall be automatically granted, on the date of such election without further action by the Board of Directors, an option to purchase Seventeen Thousand Five Hundred (17,500) shares of the Company's Common Stock.

         Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all options hereunder is in all respects subject to, and the Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval, and such other matters and in form and substance satisfactory to counsel for the Company. In the event that such stockholder approval as aforesaid has not been received on or before April 5, 1995, then in such event the Plan and any options granted hereunder shall be null and void, and upon the occurrence of both such approval and concurrence as aforesaid, the Plan and such options shall become effective as of the date of the Directors' approval of the Plan.

         9. Period of Option. The options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

         10. Exercise of Option. Subject to the terms and conditions of the Plan and the Option Agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by first class or registered or certified mail or in person addressed to the Treasurer or Chief Financial Officer of the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Section 7 hereof. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. Upon notification from the Company, the transfer agent shall prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the Optionee as the owner of such shares on the stock transfer books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

         11.      Vesting of Shares and Non-Transferability of Options.

                  (a) Vesting. Options granted under the Plan shall vest in the Optionee and thus become exercisable in installments, in accordance with the following schedule:


 Cumulative Number of Option Shares             Date of Vesting and
  for which Option is Exercisable             Exercisability of Option

  20% of total Option Shares               1 year anniversary of the date of the
                                           grant of the option
  40% of total Option Shares               2 year anniversary of the date of the
                                           grant of the option
  60% of total Option Shares               3 year anniversary of the date of the
                                           grant of the option
  80% of total Option Shares               4 year anniversary of the date of the
                                           grant of the option
 100% of total Option Shares               5 year anniversary of the date of the
                                           grant of the option

         The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided, however, that any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company's stockholders as set forth in
Section 16, but upon such approval the vesting shall become effective as of the date of grant.

                  (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

                  (c) Non-Transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

         12.      Termination of Option Rights.

                  (a) In the event an Optionee voluntarily resigns or voluntarily ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any options granted to such Optionee shall, to the extent any portion of such options are not then exercisable, immediately terminate and become void. Any options which are then exercisable but have not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent any portion of such options are then exercisable, by the Optionee at any time prior to the scheduled expiration date of the option. Notwithstanding the foregoing, in the event any Optionee (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such Optionee which is not then exercisable shall be accelerated and such Option shall be fully exercisable by the Optionee at any time prior to the scheduled expiration date. No portion of this option may be exercised if the Optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the disinterested members of the Board of Directors).

         (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee may be exercised, to the extent of the number of shares with respect to which an Optionee could have exercised it on the date of such disability or death (by the Optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

         13. Adjustments Upon Changes in Capitalization and Other Matters. Upon the occurrence or any or the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b)  Recapitalization  Adjustments.  If the  Company  is to be
consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full ten business days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

                  (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 3 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

         If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary therefor shall be considered for purposes of an option to be membership on the Board of Directors of the Company,

         14. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 8 and 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

         The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised under this Plan.

         15. Representation of Optionee. If requested by the Company, the Optionee shall deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

         16. Approval of Stockholders. The effectiveness of this Plan and of the grant of all options hereunder is in all respects subject to approval by the Company's shareholders.

         17. Acceleration and Vesting of Option for Business Combinations. Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then all options granted under the Plan shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the Employee.

         18. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any participating Director hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options, or otherwise change Section 7 hereof; or (e) materially increase benefits accruing to option holders under the Plan. In no event, however, may any provision of this Plan specified in Rule l6b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934, as amended (including without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which options may be granted or the timing of awards), be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in Section 16, termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

         19. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

         20. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.